                                                                   EXHIBIT 10(b)

                   REPURCHASE AND RECAPITALIZATION AGREEMENT

  THIS REPURCHASE AND RECAPITALIZATION AGREEMENT (this "Recapitalization Agreement") is entered into as of the 11th day of August, 1997 by and among Atlantic Tele-Network, Inc., a Delaware corporation (the "Company"), Cornelius
B. Prior, Jr. ("Prior"), individually and as Trustee of the 1994 PRIOR CHARITABLE REMAINDER TRUST (the "Trust"), and Jeffrey J. Prosser ("Prosser").

  WHEREAS, to eliminate corporate disputes and to maximize the value of the Company for the benefit of the Company and its stockholders, the Company has entered into a Principal Terms Agreement dated January 29, 1997 among the Company, Prior and Prosser, which contemplates the separation of the businesses and assets of the Company in the manner set forth herein and in the Subscription Agreement (as defined below) and the Merger Agreement (as defined below); and

  WHEREAS, the Company and Emerging Communications, Inc., a Delaware corporation ("ECI"), have entered into a Subscription Agreement of even date herewith (the "Subscription Agreement"), pursuant to which in order to accomplish such separation, subject to the terms and conditions set forth in the Subscription Agreement, the Company has agreed to transfer to ECI all of the capital stock of its wholly owned subsidiaries, Atlantic Tele-Network, Co., a Virgin Islands corporation ("ATNCo."), and Atlantic Aircraft, Inc., a Delaware corporation ("Aircraft Corp."), as well as certain other assets of the Company as more fully described therein relating to businesses conducted by ATNCo., its subsidiaries, Virgin Islands Telephone Corporation, a Virgin Islands corporation, Vitelcom Cellular Inc., a Virgin Islands corporation, and Vitelcom, Inc., a Virgin Islands corporation, and Aircraft Corp. in exchange for 10,959,131 shares of common stock, par value $0.01 per share (the "ECI Common Stock"), of ECI; and

  WHEREAS, subject to the terms and conditions set forth herein, (a) the Company desires to repurchase an aggregate of 765,562 shares of common stock, par value $.01 per share (the "Company Common Stock"), of the Company owned by Prior and the Trust, and (b) Prosser desires to exchange 3,325,000 shares of Company Common Stock owned by Prosser and certain members of his family (including shares which he holds under an option to purchase) for 3,325,000 shares of a new series of common stock of the Company to be designated Class A Common Stock and Prior desires to exchange 2,927,038 shares of Company Common Stock owned by Prior and certain members of his family for 2,927,038 shares of a new series of common stock of the Company to be designated Class B Common Stock; and

  WHEREAS, the Company and ATN MergerCo., a Delaware corporation ("Merger Sub"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which, subject to the terms and conditions contained therein, Merger Sub will merge with and into the Company, with each share of Company Common Stock being converted into one share of ECI Common Stock and 0.40 shares of Company Common Stock, the outstanding shares of Class A Common Stock will be converted into an aggregate of 5,704,231 shares of ECI Common Stock and the outstanding shares of Class B Common Stock will be converted into an aggregate of 2,807,040 shares of Company Common Stock (the "Merger"); and

  WHEREAS, the consummation of the Closing (as defined herein) is a condition to the consummation of the Merger pursuant to the Merger Agreement;

  NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  REPURCHASE

  Section 1.01. Purchase of Shares. Subject to the terms and conditions contained herein, the Company agrees to purchase at the Closing (as defined herein) 416,998 shares of Company Common Stock owned by Prior (the "Prior Repurchase Shares") at a purchase price of $22.7284 per share and 384,564 shares of Company Common Stock owned by the Trust (the "Trust Shares") at a purchase price of $22.7284 per share.

  Section 1.02. Sale of Shares. Subject to the terms and conditions contained herein, (i) Prior agrees to sell and deliver to the Company at the Closing the Prior Repurchase Shares for a purchase price of $22.7284 per share and (ii) the Trust agrees to sell and deliver to the Company the Trust Shares for a purchase price of $22.7284 per share.

                                  ARTICLE II

                               RECAPITALIZATION

  Section 2.01. Issuance of Class A Common Stock. (a) Subject to the terms and conditions contained herein, the Company agrees to issue and deliver to Prosser at the Closing 3,325,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), to be authorized pursuant to the Charter Amendment (as defined herein) in exchange for all of the 3,325,000 shares of Company Common Stock owned by Prosser and certain members of his family or as to which Prosser currently holds an option to purchase (the "Prosser Shares").

  (b) Subject to the terms and conditions contained herein, Prosser agrees to deliver to the Company at the Closing the Prosser Shares in exchange for 3,325,000 shares of the Class A Common Stock.

  Section 2.02. Issuance of Class B Common Stock. (a) Subject to the terms and conditions contained herein, the Company agrees to issue and deliver to Prior at the Closing 2,927,038 shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), to be authorized pursuant to the Charter Amendment in exchange for 2,927,038 shares of Company Common Stock owned by Prior and certain members of his family (the "Prior Exchange Shares").

  (b) Subject to the terms and conditions contained herein, Prior agrees to deliver to the Company at the Closing the Prior Exchange Shares in exchange for 2,927,038 shares of the Class B Common Stock.

                                  ARTICLE III

                             CONDITIONS TO CLOSING

  The obligations of the parties to consummate the transactions to be consummated by the parties at the Closing shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

  Section 3.01. Subscription Agreement Closing. Each of the conditions to the closing under the Subscription Agreement (the "Subscription Agreement Closing") shall have been satisfied or, with the consent of each of the parties hereto, waived; and the Subscription Agreement Closing shall have been consummated in accordance with the provisions of the Subscription Agreement.

  Section 3.02. Merger Agreement Closing. Each of the conditions to the Closing under the Merger Agreement (the "Merger Agreement Closing") shall have been satisfied or with the consent of each of the parties hereto waived; and all parties thereto shall appear ready, willing and able to consummate the transactions therein provided to be consummated at the Merger Agreement Closing.

  Section 3.03. Performance. Each of the parties hereto shall have performed and complied in all material respects with all obligations and conditions required by this Recapitalization Agreement to be performed or complied with by it at or prior to the Closing.

  Section 3.04. Charter Amendment. The Company shall have adopted and filed with the Secretary of State of Delaware a Restated Certificate of Incorporation substantially in the form of Exhibit A attached hereto (the "Charter Amendment").

                                  ARTICLE IV

                             CLOSING DATE; CLOSING

  Section 4.01. Closing Date; Closing. The closing of the purchase and sale of the Prior Repurchase Shares and Trust Shares and, immediately thereafter, the closing of the exchange of the Prosser Shares for the Class A Common Stock and the Prior Exchange Shares for the Class B Common Stock hereunder (collectively, the "Closing") shall take place on the same day as the Subscription Agreement Closing and the Merger Agreement Closing (and shall occur after the Subscription Agreement Closing and prior to the Merger Agreement Closing) and shall be held as soon as reasonably practicable after satisfaction or waiver by the parties hereto of the conditions set forth in
Article VI hereof. The date on which the Closing occurs is referred to herein as the "Closing Date". The Closing shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005. At the Closing,
(i) the Company shall pay by wire transfer of immediately available funds to an account specified therefor by Prior the aggregate purchase price for the Prior Repurchase Shares, (ii) the Company shall pay by wire transfer of immediately available funds to an account specified therefor by the Trust the aggregate purchase price for the Trust Shares, (iii) Prior shall deliver to the Company the Prior Repurchase Shares duly endorsed in blank for transfer or accompanied by a duly executed stock power assigning the Prior Repurchase Shares in blank, (iv) the Trust shall deliver to the Company the Trust Shares duly endorsed in blank for transfer or accompanied by a duly executed stock power assigning the Trust Shares in blank, (v) the Company shall issue 3,325,000 shares of Class A Common Stock to Prosser registered in such names and denominations as Prosser shall request, (vi) the Company shall issue 2,927,038 shares of Class B Common Stock to Prior registered in such names and denominations as Prior shall request, (vii) Prosser shall deliver to the Company the Prosser Shares duly endorsed in blank or accompanied by a duly executed stock power assigning the Prosser Shares in blank and (viii) Prior shall deliver to the Company the Prior Exchange Shares duly endorsed in blank or accompanied by a duly executed stock power assigning the Prior Exchange Shares in blank.

  Section 4.02. Further Assurances. Each of the parties agrees that after the Closing, upon reasonable request of the other party, it will do, execute, deliver and acknowledge, and will cause to be done, executed, delivered and acknowledged, all such further acts, deeds, certificates, assignments, transfers, conveyances, powers of attorney and other documents as may be reasonably required to consummate the transactions contemplated hereby. Each of Prior, Prosser and the Trust agree to vote all shares of Company Common Stock owned or controlled by them in favor of the Transactions at the Special Meeting (as defined in the Merger Agreement).

                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS

  Section 5.01. Termination. This Recapitalization Agreement shall terminate upon any termination of the Subscription Agreement or the Merger Agreement. In addition, this Recapitalization Agreement may be terminated at any time prior to the Closing by mutual written consent of each party hereto. In the event of any such termination, no party shall have any liability of any kind to any other party.

  Section 5.02. Entire Agreement. This Recapitalization Agreement, together with all other written agreements which may be entered into between the parties in connection herewith and the transactions contemplated hereby and all other documents and instruments delivered in connection herewith and therewith and the transactions contemplated hereby and thereby, set forth the full and complete understanding of the parties hereto with respect to the transactions contemplated hereby.

  Section 5.03. Governing Law. This Recapitalization Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws rules thereof.

  Section 5.04. Headings. The headings in this Recapitalization Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Recapitalization Agreement.

  Section 5.05. Counterparts. This Recapitalization Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  Section 5.06. Benefits. This Recapitalization Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder.

  Section 5.07. Assignment. Neither this Recapitalization Agreement nor any right hereunder may be assigned by the parties hereto without the prior written consent of the other parties. Subject to the foregoing, this Recapitalization Agreement shall be binding upon and inure to the benefit of the successors, heirs, representatives and assigns of each party hereto.

  Section 5.08. Amendment and Waiver. This Recapitalization Agreement may be amended only by an instrument in writing signed on behalf of each of the parties hereto. Any term, condition or provision of this Recapitalization Agreement may be waived (if in writing) at any time by the party or each of the parties entitled to the benefits thereof.

  Section 5.09. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by hand, or when sent by telex or telecopier (with receipt confirmed) or by registered mail, return receipt requested, addressed as follows (or to such other address as a party may designate by notice to the other):

  (a)If to the Company or Prior:

    Atlantic Tele-Network, Inc.
    Estate Havensight
    P.O. Box 12030
    St. Thomas, U.S. Virgin Islands 00801
    (340) 774-2260 or 777-8000
    Attention: Cornelius B. Prior
    Telecopy: (809) 774-7790

  with copies to:

    Lewis A. Stern, P.C.
    Fried, Frank, Harris, Shriver & Jacobson
    New York, New York 10004
    (212) 859-8190
    Telecopy: (212) 859-8587

  (b)If to Prosser:

    c/o Atlantic Tele-Network, Inc.
    Chase Financial Center
    P.O. Box 1730
    St. Croix, U.S. Virgin Islands 06821-1730
    (340) 777-7700
    Attention: Jeffrey J. Prosser
    Telecopy: (809) 774-5487
  with copies to:

    Roger Meltzer, Esq.
    Cahill Gordon & Reindel
    80 Pine Street
    New York, New York 10005
    (212) 701-3851
    Telecopy: (212) 269-5420

  (c)If to the Trust:

    c/o Cornelius B. Prior
    Atlantic Tele-Network, Inc.
    Estate Havensight
    P.O. Box 12030
    St. Thomas, U.S. Virgin Islands 00801
    (340) 774-2260 or 777-8000
    Telecopy: (809) 774-7790

  with copies to:

    Lewis A. Stern, P.C.
    Fried, Frank, Harris, Shriver & Jacobson
    One New York Plaza
    New York, New York 10004
    (212) 859-8190
    Telecopy: (212) 859-8587

  Section 5.10. Best Efforts. Each of the parties hereto shall use his or its best efforts to cause the Transactions to be consummated. Without limiting the generality of the foregoing, (i) Prior, individually and as trustee of the Trust, and Prosser agree to vote all of their shares of Company Common Stock in favor of the approval of the Transactions and the adoption of the Merger Agreement and the Charter Amendment, (ii) each of the parties hereto shall execute all contracts, documents and instruments, the execution of which is contemplated as a condition to closing under this Recapitalization Agreement, the Subscription Agreement or the Merger Agreement, (iii) each of the parties shall promptly, at the request of counsel to the Company or counsel to ECI, supply such counsel with letters of representation reasonable under the circumstances as to facts or statements of intention represented to the Internal Revenue Service in connection with the Company's application for the Tax Ruling (as defined in the Subscription Agreement) and (iv) each of the parties shall take all steps within his or its control to cause the other conditions to closing of the Transactions to be consummated and shall generally use his or its best efforts to cause the Transactions to be consummated.

  Section 5.11. Tax Treatment. The Company and Prior, individually and as trustee of the Trust, agree to report for tax purposes the purchase of the Prior Repurchase Shares and the Trust Shares pursuant to Article I hereof as distributions of property to which Section 301 of the Internal Revenue Code of 1986, as amended, applies.

  IN WITNESS WHEREOF, each of the parties hereto has caused this Recapitalization Agreement to be duly executed, all as of the date first written above.

                                          ATLANTIC TELE-NETWORK, INC.

                                          By: /s/ Cornelius B. Prior
                                             __________________________________
                                            Name: Cornelius B. Prior
                                            Title: Co-Chief Executive Officer


                                          By: /s/ Jeffrey J. Prosser
                                             __________________________________
                                            Name: Jeffrey J. Prosser
                                            Title: Co-Chief Executive Officer

                                          1994 PRIOR CHARITABLE REMAINDER
                                           TRUST


                                          By: /s/ Cornelius B. Prior
                                             __________________________________
                                            Name: Cornelius B. Prior
                                            Title: Trustee

                                          /s/ Cornelius B. Prior
                                            ___________________________________
                                            Cornelius B. Prior

                                          /s/ Jeffrey J. Prosser
                                            ___________________________________
                                            Jeffrey J. Prosser

                                                        EXHIBIT A TO
                                                        REPURCHASE AND
                                                        RECAPITALIZATION
                                                        AGREEMENT

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          ATLANTIC TELE-NETWORK, INC.

  ATLANTIC TELE-NETWORK, INC., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

    FIRST: The name of the Corporation is ATLANTIC TELE-NETWORK, INC. (the "Corporation"). The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 4, 1989.

    SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted pursuant to Section 245 of the General Corporation Law of the State of Delaware (the "GCL"). The Corporation certifies that amendments effected by this Amended and Restated Certificate of Incorporation have been adopted in accordance with Section 242 of the GCL.

    THIRD: The text of the Corporation's Certificate of Incorporation as heretofore amended or supplemented is hereby further amended and restated to read in its entirety as follows:

                                  ARTICLE ONE

                                     NAME

  The name of the Corporation is Atlantic Tele-Network, Inc.

                                  ARTICLE TWO

                               REGISTERED OFFICE

  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

                                    PURPOSE

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE FOUR

                                 CAPITAL STOCK

  1. Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 36,252,038 shares divided into two classes of which

  (i) 10,000,000 shares, par value $.01 per share, shall be designated Preferred Stock,

  (ii) 20,000,000 shares, par value $.01 per share, shall be designated Common Stock,

  (iii) 3,325,000 shares, par value $.01 per share, shall be designated Class A Common Stock, and

  (iv) 2,927,038 shares, par value $.01 per share, shall be designated Class B Common Stock.

2. Terms of the Preferred Stock

  2.1 Issuance. The Board of Directors is expressly authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations, or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

  (a) The number of shares constituting that series and the distinctive designation of that series;

  (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable to any other class or classes or series of stock;

  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

  (d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  (f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

  (g) The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

  (h) The right of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

  (i) Any other power, preference or relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

3. Terms of the Common Stock

  3.1 Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock, Class A Common Stock and Class B Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of the Corporation's capital stock.

  3.2 Voting Rights. Subject to the preferential rights, if any, of the Preferred Stock and except as otherwise provided by applicable law, at every annual or special meeting of stockholders of the Corporation, every holder of Common Stock, Class A Common Stock and Class B Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock, Class A Common Stock and Class B Common Stock standing in his name on the books of the Corporation.

  3.3 Liquidation, Dissolution, or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock, Class A Common Stock and Class B Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

  3.4 Rights of Class A Common Stock and Class B Common Stock. All rights of the Class A Common Stock and Class B Common Stock shall be identical to the rights of the Common Stock, except in a merger, consolidation or sale of assets of the Corporation the Class A Common Stock and the Class B Common Stock shall have the right to receive separate and distinct consideration from the Common Stock as determined by the Board of Directors.

                                 ARTICLE FIVE

                                   DIRECTORS

  1. Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

  2. By-Laws. The board of directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

  3. No Ballot. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

  4. Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article FIVE shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE SIX

                                   EXISTENCE

  The Corporation is to have perpetual existence.

                                 ARTICLE SEVEN

                           COMPROMISE OR ARRANGEMENT

  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                 ARTICLE EIGHT

                                   AMENDMENT

  The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

  IN WITNESS WHEREOF, Atlantic Tele-Network, Inc. has caused this Amended and restated Certificate of Incorporation to be signed and attested by its duly
authorized officers, this       day of October, 1997.

                                          Atlantic Tele-Network, Inc.

                                          By: _________________________________
                                             Name:
                                             Title:

Attest:

By: ______________________________________
  Name:
  Title: